Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS SECOND QUARTER RESULTS

ANNAPOLIS, MD, August 2, 2011 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended June 30, 2011.

HIGHLIGHTS

•

Acquisitions – Doubled the number of hotels in the portfolio to 10 hotels, adding four hotels in the second quarter and one hotel in early July; Aggregate purchase prices of the five hotels was $347.6 million; Also committed $52.2 million to acquire a hotel under development in midtown Manhattan.

•	Pro Forma RevPAR – 11.4% RevPAR increase for the five hotels owned for the full quarter over the same period in 2010; 9.3% RevPAR increase for the 10-hotel portfolio over the same period in 2010.

•

Pro Forma Hotel EBITDA Margin – 430 basis point increase for the five hotels owned for the full quarter over the same period in 2010; 280 basis point increase for the 10-hotel portfolio over the same period in 2010.

•	Financings – Took advantage of attractive interest rate environment closing on $225 million of secured financings.

CONSOLIDATED FINANCIAL RESULTS

The Company’s consolidated financial results for the three months ended June 30, 2011 included the operating results of five hotels for the full quarter and four hotels for part of the quarter, compared to the three months ended June 30, 2010, which included one hotel for the full quarter and one hotel for part of the quarter. The Company’s consolidated financial results for the six

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

months ended June 30, 2011 included the operating results of five hotels for the full period and four hotels for part of the period, compared to the six months ended June 30, 2010, which included two hotels for part of the period. The following is a summary of the consolidated financial results (in millions, except per share amounts):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Total revenue	$40.3	$11.8	$64.3	$14.2

Net income available to common shareholders	$2.0	$1.3	$0.2	$0.1
Net income per diluted share	$0.06	$0.15	$0.01	$0.01

FFO available to common shareholders	$5.7	$2.1	$7.0	$1.0
FFO per diluted share	$0.18	$0.23	$0.26	$0.11

AFFO available to common shareholders	$9.5	$2.7	$11.2	$2.3
AFFO per diluted share	$0.30	$0.29	$0.41	$0.25

Corporate EBITDA	$8.5	$2.1	$10.8	$0.9

Adjusted Corporate EBITDA	$12.3	$2.7	$14.9	$2.2

HOTEL OPERATING RESULTS

For the second quarter 2011, the Company owned five hotels for the full quarter and four hotels for part of the quarter. These nine hotels generated room revenue per available room (RevPAR) of $163.66, which comprised of $188.80 of average daily rate (ADR) and 86.7% of occupancy, and Hotel EBITDA and Hotel EBITDA Margin of $14.8 million and 36.7%, respectively. “The five hotels that we owned for the full second quarter performed exceptionally well, with pro forma RevPAR increasing 11.4% and pro forma Hotel EBITDA Margin expanding 430 basis points over the same period in 2010,” said James L. Francis, Chesapeake’s President and Chief Executive Officer.

The Company assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons of, on a pro forma

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

basis, occupancy, ADR, RevPAR, Hotel EBITDA, and Hotel EBITDA Margin, the key operating metrics that the Company uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of the Company’s current 10-hotel portfolio, including the Hotel Adagio, located in San Francisco, California, which was acquired on July 8, 2011 (in thousands, except pro forma ADR and pro forma RevPAR).

	Three months ended June 30,
	2011	2010
Pro forma occupancy	84.5%	82.6%
Pro forma ADR	$184.86	$173.10
Pro forma RevPAR	$156.28	$142.95

Pro forma Hotel EBITDA	$18,621	$15,910
Pro forma Hotel EBITDA Margin	35.8%	33.0%

For the second quarter 2011, pro forma RevPAR for the Company’s hotel portfolio increased 9.3%, versus the same period in 2010. Pro forma occupancy increased by 1.9 percentage points to 84.5%, while pro forma ADR increased 6.8% to $184.86. Pro forma Hotel EBITDA increased 17.0% to $18.6 million versus the same period in 2010 and pro forma Hotel EBITDA Margin increased by 2.8 percentage points to 35.8%.

“Our hotel portfolio continues to produce strong results and exceed industry averages in both RevPAR and margin expansion,” said Mr. Francis. “With our hotel portfolio operating at an 80% occupancy level, we expect our operators to continue driving ADR growth, which should result in further improvement in Hotel EBITDA Margins.”

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, and Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

ACQUISITION ACTIVITY

On May 2, 2011, the Company acquired the 195-room Homewood Suites Seattle Convention Center located in Seattle, Washington for approximately $53.0 million. The Company funded the acquisition with proceeds from its March 2011 common equity offering. The Company entered into an agreement with Evolution Hospitality to manage the hotel.

On May 10, 2011, the Company acquired the 368-room W Chicago – City Center located in Chicago, Illinois for approximately $127.5 million. The Company funded the acquisition with proceeds from its March 2011 common equity offering and a borrowing under its revolving credit facility. The Company entered into an agreement with Starwood Hotels & Resorts Worldwide, Inc. to continue managing the hotel.

On June 17, 2011, the Company acquired the 210-room Hotel Indigo San Diego Gaslamp Quarter located in San Diego, California for approximately $55.3 million. The Company funded the acquisition with a borrowing under its revolving credit facility. The Company entered into an agreement with InterContinental Hotels Group (IHG) to continue managing the hotel.

On June 30, 2011, the Company acquired the 204-room Courtyard Washington Capitol Hill/Navy Yard located in Washington, DC for approximately $69.1 million, including the assumption of existing mortgage debt with an estimated fair value of $38.6 million. The existing mortgage debt has a fixed interest rate of 5.9% per annum and matures in November 2016. The Company borrowed under its revolving credit facility to fund the net amount due to close on the acquisition. The Company entered into an agreement with Crestline Hotels & Resorts, Inc. to manage the hotel.

On June 30, 2011, the Company entered into a definitive agreement to acquire a full-service hotel, currently under development, located in midtown Manhattan, New York, New York for

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

$52.2 million from an unaffiliated third party. The Company intends to fund the acquisition with available cash and borrowings under its revolving credit facility. The Company expects the acquisition to close in the fourth quarter 2011; however, because the acquisition is subject to completion of the hotel by the third-party developer and customary closing conditions, the Company can give no assurance that the transaction will be consummated during that time period, or at all.

BALANCE SHEET / LIQUIDITY

On June 30, 2011, the Company closed on a $95.0 million fixed-rate mortgage loan. The loan is secured by the 498-room Hyatt Regency Boston located in Boston, Massachusetts. The five-year loan was provided by Goldman Sachs Commercial Mortgage Capital, L.P., and carries a fixed interest rate of 5.0% per annum, with principal and interest based on a 30-year amortization. Proceeds from the loan were used to repay outstanding borrowings under the Company’s revolving credit facility and for general business purposes, including funding future acquisitions.

For the six months ended June 30, 2011, the Company generated $12.1 million of cash flows from operating activities, used $273.7 million in net investing activities, including $266.2 million to acquire the Homewood Suites Seattle Convention Center, the W Chicago – City Center, the Hotel Indigo San Diego Gaslamp Quarter, and the Courtyard Washington Capitol Hill/Navy Yard, and obtained $277.8 million from net financing activities, including $229.8 million from the March 2011 common equity offering and a $95.0 million mortgage loan, offset by net repayments of $35.0 million on outstanding borrowings under the Company’s revolving credit facility.

As of June 30, 2011, the Company had $26.8 million of cash and cash equivalents. Total assets were $752.4 million, including $701.0 million of real estate, long-term debt was $203.6 million, and shareholders’ equity was $523.8 million.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

DIVIDENDS

On April 15, 2011, the Company paid a dividend of $0.20 per share to its common shareholders of record as of March 31, 2011. On June 15, 2011, the Company declared a dividend in the amount of $0.20 per share payable to its common shareholders of record as of June 30, 2011. The dividend was paid on July 15, 2011.

POST-QUARTER ACTIVITY

On July 8, 2011, the Company acquired the 171-room Hotel Adagio located in San Francisco, California for approximately $42.3 million. The Company funded the acquisition with a borrowing under its revolving credit facility. The Company has assumed the existing management agreement with Joie de Vivre Hospitality to continue operating the hotel as a full-service, upper-upscale boutique property.

Also on July 8, 2011, the Company closed on a $130.0 million three-year term loan. The loan is secured by the 360-room Le Meridien San Francisco located in San Francisco, California and the 368-room W Chicago – City Center located in Chicago, Illinois. The loan was provided by Wells Fargo Bank, N.A., and subject to certain conditions, provides for two one-year extensions. The loan bears interest equal to LIBOR, plus 3.65%, subject to a LIBOR floor of 1.00%. Contemporaneous with the closing of the term loan, the Company entered into an interest rate swap to effectively fix the interest rate at 4.65% per annum for the first two years, and an interest rate cap for the third year. Proceeds from the loan were used to prepay the Company’s previous $60.0 million term loan, repay outstanding borrowings under its revolving credit facility, and for general business purposes, including funding future acquisitions.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

2011 OUTLOOK

The Company is updating its 2011 outlook to reflect its recent acquisitions and financings, as well as additional invested capital expected to occur in the second half of 2011. The Company now estimates the following results for 2011:

•	Pro forma RevPAR to increase in the range of 8.0% to 10.0% over 2010;

•	Net income available to common shareholders will range from $8.7 to $10.4 million;

•	Hotel EBITDA will range from $55.0 million to $57.2 million; and

•	AFFO per diluted share will range from $1.09 to $1.15.

NON-GAAP FINANCIAL MEASURES

The Company reports the following six non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, and (6) Hotel EBITDA Margin. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO – The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Company believes that FFO provides investors a useful financial measure to evaluate the Company’s operating performance.

AFFO – The Company further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Company adjusts for hotel acquisition costs and non-cash amortization of intangible assets. The Company believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Company believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Company’s operating performance, excluding the impact of the Company’s capital structure (primarily interest expense) and the Company’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Company further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Company adjusts for hotel acquisition costs and non-cash amortization of intangible assets. The Company believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Company believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Company’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Hotel EBITDA Margin – Hotel EBITDA Margin is defined as Hotel EBITDA as a percentage of total revenues. The Company believes that Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Company’s hotel operating performance.

CONFERENCE CALL

The Company will host a conference call on Wednesday, August 3, 2011 at 10:00 a.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 83463014. A simultaneous webcast of the call will be available on the Company’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on August 10, 2011. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 83463014. A webcast replay and transcript of the conference call will be archived and available on the Company’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service and extended-stay hotels in urban settings or unique locations in the United States. The Company owns 10 hotels with an aggregate of 2,777 rooms in four states and the District of Columbia. Additional information can be found on the Company’s website at www.chesapeakelodgingtrust.com.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Company’s expectations regarding the future Hotel EBITDA of its existing hotels, the Company’s 2011 outlook, and the Company’s ability and time for committing its remaining investment capacity. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to complete acquisitions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 2, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2011	December 31, 2010
	(unaudited)

ASSETS
Property and equipment, net	$665,613	$364,940
Intangible asset, net	35,434	35,694
Cash and cash equivalents	26,792	10,551
Restricted cash	8,005	2,588
Accounts receivable, net	6,848	4,186
Prepaid expenses and other assets	6,430	4,606
Deferred financing costs, net	3,325	2,743

Total assets	$752,447	$425,308

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$203,622	$105,000
Accounts payable and accrued expenses	18,568	11,373
Dividends payable	6,419	3,679

Total liabilities	228,609	120,052

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 32,161,620 shares and 18,435,670 shares issued and outstanding, respectively	322	184
Additional paid-in capital	542,243	311,303
Cumulative dividends in excess of net income	(18,727)	(6,231)

Total shareholders’ equity	523,838	305,256

Total liabilities and shareholders’ equity	$752,447	$425,308

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

REVENUE
Rooms	$29,884	$8,769	$47,153	$10,576
Food and beverage	9,206	2,710	15,087	3,238
Other	1,204	296	2,041	382

Total revenue	40,294	11,775	64,281	14,196

EXPENSES
Hotel operating expenses:
Rooms	6,751	1,833	11,431	2,300
Food and beverage	6,395	1,801	11,191	2,230
Other direct	612	196	1,072	242
Indirect	11,753	3,439	20,858	4,321

Total hotel operating expenses	25,511	7,269	44,552	9,093
Depreciation and amortization	3,767	744	6,751	952
Intangible asset amortization	130	130	260	152
Corporate general and administrative:
Share-based compensation	801	429	1,459	829
Hotel acquisition costs	3,671	453	3,917	1,127
Other	1,645	1,407	3,328	2,094

Total operating expenses	35,525	10,432	60,267	14,247

Operating income (loss)	4,769	1,343	4,014	(51)

Interest income	57	36	124	85
Interest expense	(1,875)	—	(3,902)	—

Income before income taxes	2,951	1,379	236	34

Income tax benefit (expense)	(914)	(12)	132	32

Net income	$2,037	$1,367	$368	$66

EARNINGS PER SHARE:

Net income	$2,037	$1,367	$368	$66
Less: Dividends declared on unvested time-based awards	(61)	—	(120)	—
Less: Undistributed earnings allocated to unvested time-based awards	—	(31)	—	(1)

Net income available to common shareholders	$1,976	$1,336	$248	$65

Net income per common share - basic and diluted	$0.06	$0.15	$0.01	$0.01

Weighted-average number of common shares outstanding - basic and diluted	31,794,886	9,098,930	26,993,332	9,083,306

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net income	$368	$66
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,751	952
Intangible asset amortization	260	152
Deferred financing costs amortization	1,074	—
Share-based compensation	1,459	829
Changes in assets and liabilities:
Accounts receivable, net	(1,828)	(1,976)
Prepaid expenses and other assets	(272)	(91)
Accounts payable and accrued expenses	4,262	3,837

Net cash provided by operating activities	12,074	3,769

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(266,245)	(159,007)
Deposit on hotel acquisitions	(1,000)	(750)
Improvements and additions to hotels	(1,019)	(1,497)
Change in restricted cash	(5,417)	(438)

Net cash used in investing activities	(273,681)	(161,692)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	230,291	171,131
Payment of offering costs related to sale of common shares	(481)	(1,644)
Net borrowings (repayments) under revolving credit facility	(35,000)	—
Proceeds from issuance of mortgage debt	95,000	—
Deposit on loan application	—	(50)
Payment of deferred financing costs	(1,656)	(127)
Payment of dividends to common shareholders	(10,097)	—
Repurchase of common shares	(209)	(1)
Repayment of related-party loan	—	(249)

Net cash provided by financing activities	277,848	169,060

Net increase in cash	16,241	11,137
Cash and cash equivalents, beginning of period	10,551	23

Cash and cash equivalents, end of period	$26,792	$11,160

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income available to common shareholders to FFO and AFFO available to common shareholders for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income available to common shareholders	$1,976	$1,336	$248	$65
Add: Depreciation and amortization	3,767	744	6,751	952

FFO available to common shareholders	5,743	2,080	6,999	1,017

Add: Hotel acquisition costs	3,671	453	3,917	1,127
Intangible asset amortization	130	130	260	152

AFFO available to common shareholders	$9,544	$2,663	$11,176	$2,296

FFO per common share - basic and diluted	$0.18	$0.23	$0.26	$0.11

AFFO per common share - basic and diluted	$0.30	$0.29	$0.41	$0.25

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income	$2,037	$1,367	$368	$66
Add: Depreciation and amortization	3,767	744	6,751	952
Interest expense	1,875	—	3,902	—
Less: Interest income	(57)	(36)	(124)	(85)
Income tax expense (benefit)	914	12	(132)	(32)

Corporate EBITDA	8,536	2,087	10,765	901

Add: Hotel acquisition costs	3,671	453	3,917	1,127
Intangible asset amortization	130	130	260	152

Adjusted Corporate EBITDA	$12,337	$2,670	$14,942	$2,180

The following table calculates for the five hotels owned for the full quarter and 10-hotel portfolio currently owned pro forma Hotel EBITDA and Hotel EBITDA Margin for the three months ended June 30, 2011 and 2010:

	5 Hotels Owned For Full Quarter		10-Hotel Portfolio
	2011	2010	2011	2010

Total revenue	$32,416	$29,717	$52,040	$48,227
Less: Total hotel operating expenses	20,978	20,493	33,419	32,317

Hotel EBITDA	$11,438	$9,224	$18,621	$15,910

Hotel EBITDA Margin	35.3%	31.0%	35.8%	33.0%

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA for the year ending December 31, 2011:

	2011
	Low	High

Total revenue	$173,200	$175,950
Less: Total hotel operating expenses	118,180	118,730

Hotel EBITDA	$55,020	$57,220

The following table reconciles forecasted net income available to common shareholders to FFO and AFFO available to common shareholders for the year ending December 31, 2011:

	2011
	Low	High

Net income available to common shareholders	$8,670	$10,370
Add: Depreciation and amortization	18,400	18,400

FFO available to common shareholders	27,070	28,770

Add: Hotel acquisition costs	4,520	4,520
Intangible asset amortization	520	520

AFFO available to common shareholders	$32,110	$33,810

FFO per diluted common share	$0.92	$0.98

AFFO per diluted common share	$1.09	$1.15

Weighted-average number of diluted common shares outstanding	29,414	29,414

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

	Hotel	Location	Rooms	Purchase Price (in millions)	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	498	$112.0	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	188	46.0	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.0	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.3	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.0	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.0	May 2, 2011
7	W Chicago - City Center	Chicago, IL	368	128.8	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.5	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.0	June 30, 2011
10	Hotel Adagio	San Francisco, CA	171	42.3	July 8, 2011

			2,777	$750.8